UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:

August 19, 2019

Jufeel International Group
(Exact name of registrant as specified in its charter)

Wyoming	001-38918	82-3002644
(State of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

85 Jinshui East Road 19/F, Tower 3, Yabao

Zhengzhou, Henan Province, PRC

Address of principal executive offices

+86 (371) 53626656

Telephone number, including Area code

_____________________________________________

Former name or former address if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

This Current Report on Form 8-K/A of Jufeel International Group (the “Company”) amends the Company’s Current Report on Form 8-K dated August 19, 2019 and filed with the Securities and Exchange Commission on August 22, 2019 (the “Original Filing”).

As disclosed in the Original Filing, the Company reported the appointment of Marc P. Palker as Chief Financial Officer of the Company effective August 19, 2019. Ms. Lin Bao, the Company’s former Chief Financial Officer, resigned from the Company effective August 19, 2019.

The Company also entered into an agreement effective August 19, 2019 with MPP Associates, Inc. to provide accounting and financial services to the Company (the “Agreement”). Mr. Palker, age 67 and President of MPP Associates, Inc. acts as Chief Financial Officer of the Company. There is no family relationship between Mr. Palker and the officers or directors of the Company. The Agreement provides for monthly remuneration of $6,000 to MPP Associates, Inc. and continues until termination by either party upon 30 days’ notice.

Except as described herein, no other changes have been made to our Current Report on Form 8-K filed on August 22, 2019.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 19th day of September 2019.

Jufeel International Group

By:	/s/ Rongxuan Zhang
Rongxuan Zhang, Chief Executive Officer

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